Exhibit 99.1

HOMEWOOD
SUITES

SEPTEMBER 30, 2012

APPLE REIT NINE *2012 Third Quarter*

DEAR SHAREHOLDER, Beginning in 2011 and continuing through the first nine months of this year, performance of the Apple REIT Nine, Inc. portfolio of hotels has steadily improved from the challenging economic conditions that negatively affected the hotel industry in 2009 and 2010. Based on Company and industry trends, we anticipate a mid to high single-digit percentage increase in modified funds from operations for the year 2012 as compared to 2011. Although multiple factors within the hotel industry and the general economy will contribute to the pace at which our hotels continue to improve, I am optimistic that the future of Apple REIT Nine is positive.

The 89 Marriott® - and Hilton® - branded hotels of the Apple REIT Nine portfolio are diversified across 27 states and continue to be leaders within their respective markets. For the three-month periods ending September 30, 2012 and 2011, our hotels achieved an average occupancy rate of 74 percent and 72 percent, an average daily rate (ADR) of $111 and $107, and revenue per available room (RevPAR) of $82 and $78, respectively. For the nine-month periods ending September 30, 2012 and 2011, our hotels achieved an average occupancy rate of 73 percent and 71 percent, ADR of $112 and $108, and RevPAR of $82 and $76, respectively. Driven by increases in both occupancy rates and ADR, RevPAR at our hotels increased by approximately five percent and eight percent this year as compared to the same three- and nine-month periods of 2011, respectively.

Modified funds from operations (MFFO) for the third quarter of this year totaled $32.8 million, or $0.18 per share, a three percent increase as compared to MFFO for the third quarter of 2011. For the nine-month period ending September 30, 2012, MFFO was $102.9 million, or $0.56 per share, an increase of approximately 10 percent as compared to the same period last year. Excluding the $0.75 Special Distribution made in May due to the sale of land in Ft. Worth, Texas, the Company has paid distributions of approximately $0.64 per share during the first nine months of this year. Since the time of the Company’s first regularly scheduled distribution payment through October 31, 2012, we have paid approximately $4.62 per share, or $615 million, in shareholder distributions. Additionally the Company has maintained a balance sheet among the strongest in our industry, with a debt level of approximately nine percent as compared to our total initial capitalization less the Special Distribution. Our annualized distribution rate of $0.83 per share is closely monitored, taking into account varying economic cycles and capital improvements, as well as current and projected hotel performance, and adjustments may be made as needed, based on available cash resources.

Our team at Apple REIT Nine remains committed to maximizing shareholder value through our conservative approach to the ownership of high-quality, well-branded hotels. If hotel industry fundamentals continue to strengthen as analysts have forecasted, I am confident the Company is positioned to take advantage of improving conditions. I look forward to sharing our continued progress with you in upcoming shareholder communications.

Sincerely,

Glade M. Knight

Chairman and Chief Executive Officer

Statements of Operations (Unaudited)

(In thousands except statistical data)	Three months ended Sept. 30, 2012	Three months ended Sept. 30, 2011	Nine months ended Sept. 30, 2012	Nine months ended Sept. 30, 2011
REVENUES
Room revenue	$85,900	$78,302	$253,500	$221,240
Other revenue	7,753	7,366	25,354	20,858

Total revenue	$93,653	$85,668	$278,854	$242,098

EXPENSES
Direct operating expense	$24,162	$21,992	$70,813	$61,317
Other hotel operating expenses	34,374	32,593	100,943	90,683
General and administrative	2,149	1,753	7,080	5,298
Acquisition-related costs	3	75	464	4,423
Depreciation	13,329	12,311	39,338	35,787
Interest expense, net	1,709	1,310	4,664	3,043

Total expenses	$75,726	$70,034	$223,302	$200,551

NET INCOME
Income from continuing operations	$17,927	$15,634	$55,552	$41,547
Income from discontinued operations	-	5,128	6,792	14,560

Net income	$17,927	$20,762	$62,344	$56,107

Income from continuing operations per share	$0.10	$0.08	$0.30	$0.23
Income from discontinued operations per share	-	0.03	0.04	0.08

Net income per share	$0.10	$0.11	$0.34	$0.31

MODIFIED FUNDS FROM OPERATIONS (A)
Net income	$17,927	$20,762	$62,344	$56,107
Depreciation of real estate owned	13,329	12,511	39,338	37,187

Funds from operations (FFO)	$31,256	$33,273	$101,682	$93,294
Interest earned on note receivable	1,575	-	2,695	-
Acquisition-related costs	3	75	464	4,423
Straight-line rental income	-	(1,533)	(1,975)	(4,625)

Modified funds from operations (MFFO)	$32,834	$31,815	$102,866	$93,092

FFO per share	$0.17	$0.18	$0.56	$0.51
MFFO per share	$0.18	$0.17	$0.56	$0.51

WEIGHTED-AVERAGE SHARES OUTSTANDING	182,130	182,769	182,200	182,337

OPERATING STATISTICS
Occupancy	74%	72%	73%	71%
Average daily rate	$111	$107	$112	$108
RevPAR	$82	$78	$82	$76
Number of hotels	89	86
Distributions per Share (B)	$0.21	$0.22	$1.39	$0.66

Balance Sheet Highlights (Unaudited)

(In thousands)	September 30, 2012	December 31, 2011
ASSETS
Investment in real estate, net	$1,474,335	$1,480,722
Real estate held for sale	-	158,552
Cash and cash equivalents	19,513	30,733
Note receivable, net	23,622	-
Other assets	36,446	30,960

Total assets	$1,553,916	$1,700,967

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable	$169,526	$124,124
Other liabilities	15,341	13,253

Total liabilities	184,867	137,377
Total shareholders’ equity	1,369,049	1,563,590

Total liabilities & shareholders’ equity	$1,553,916	$1,700,967

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. Modified funds from operations (MFFO) excludes rental revenue earned, but not received during the period or “straight-line” rental income and costs associated with the acquisition of real estate and includes interest earned on a note receivable that is not included in net income. The company considers FFO and MFFO in evaluating property acquisitions and its operating performance and believes that FFO and MFFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO and MFFO are not necessarily indicative of cash available to fund cash needs.
(B) 2012 distributions include a Special Distribution of $0.75 per share in May 2012.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at September 30, 2012 and the results of operations for the interim period ended September 30, 2012. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Nine, Inc. 2011 Annual Report.

COURTYARD
Marriott

Clockwise from left: COURTYARD, ALEXANDRIA, LA; COURTYARD, AUSTIN, TX; SPRINGHILL SUITES, LAFAYETTE, LA

CORPORATE PROFILE Apple REIT Nine, Inc. is a real estate investment trust (REIT) focused on the acquisition and ownership of income-producing real estate that generates attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Fairfield Inn & Suites® by Marriott®, Marriott® Hotels & Resorts, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Embassy Suites Hotels®, Hilton®, Home2 Suites by Hilton®, Homewood Suites by Hilton®, Hilton Garden Inn®, Hampton Inn®, and Hampton Inn & Suites® brands. The Apple REIT Nine portfolio consists of 89 hotels with a total of 11,371 guestrooms in 27 states. MISSION Apple REIT Nine, Inc. is a premier real estate investment company committed to providing maximum value for our shareholders.

Cover images from left to right, top to bottom: HOMEWOOD SUITES, AUSTIN, TX; HOME2 SUITES, NASHVILLE, TN; COURTYARD, JOHNSON CITY, TN; SPRINGHILL SUITES, LAFAYETTE, LA; FAIRFIELD INN & SUITES, ORLANDO, FL; HAMPTON INN & SUITES, CLOVIS, CA

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; the outcome of current and future litigation and regulatory proceedings or inquiries; and the ability of the company to implement its acquisition strategy and operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Courtyard® by Marriott®,” “Fairfield Inn® by Marriott®,” “Fairfield Inn & Suites® by Marriott®,” “Marriott®,” “Residence Inn® by Marriott®,” “SpringHill Suites® by Marriott®” and “TownePlace Suites® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this correspondence, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Nine, Inc. or otherwise. Marriott is not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Nine offering and receives no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this correspondence, and the grant by Marriott of any franchise or other rights to Apple REIT Nine shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Embassy Suites Hotels®,” “Hampton Inn®,” “Hampton Inn & Suites®,” “Hilton®,” “Hilton Garden Inn®,” “Home2 Suites by Hilton®,” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this correspondence, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Nine, Inc., or otherwise. Hilton is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Nine offering and receives no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this correspondence, and the grant by Hilton of any franchise or other rights to Apple REIT Nine shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.

Market Diversity

STATE/CITY	Portfolio of hotels
ALABAMA
Dothan, Troy
ALASKA
Anchorage
ARIZONA
Chandler (2), Phoenix (2), Tucson (2)
ARKANSAS
Rogers (2)
CALIFORNIA
Clovis (2), San Bernardino, Santa Ana, Santa Clarita (4)
COLORADO
Pueblo
FLORIDA
Fort Lauderdale, Miami, Orlando (2), Panama City, Panama City Beach, Tampa
GEORGIA
Albany
IDAHO
Boise
ILLINOIS
Mettawa (2), Schaumburg, Warrenville
INDIANA
Indianapolis, Mishawaka
LOUISIANA
Alexandria, Baton Rouge, Lafayette (2), West Monroe
MARYLAND
Silver Spring
MASSACHUSETTS
Andover
MICHIGAN
Novi
MINNESOTA
Rochester
MISSISSIPPI
Hattiesburg
MISSOURI
Kansas City, St. Louis (2)
NEW JERSEY
Mt. Laurel, West Orange

STATE/CITY	Portfolio of hotels
NORTH CAROLINA
Charlotte, Durham, Fayetteville, Holly Springs, Jacksonville
OHIO
Twinsburg
OKLAHOMA
Oklahoma City
PENNSYLVANIA
Collegeville, Malvern, Pittsburgh
TENNESSEE
Jackson (2), Johnson City, Nashville (2)
TEXAS
Arlington, Austin (5), Beaumont, Dallas, Dallas/Allen (2), Dallas/Duncanville, Dallas/ Lewisville, El Paso, Fort Worth, Frisco, Grapevine, Houston, Irving, Round Rock, Texarkana
UTAH
Salt Lake City
VIRGINIA
Alexandria, Bristol, Manassas

CORPORATE HEADQUARTERS
814 East Main Street
Richmond, Virginia 23219
(804) 344-8121
(804) 344-8129 FAX
www.applereitnine.com

INVESTOR INFORMATION
For additional information about the
Company, please contact: Kelly Clarke,
Director of Investor Services
(804) 727-6321 or
kclarke@applereit.com